UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2025

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

8112 Maryland Ave, Suite 400, St. Louis, Missouri 63105
(Address of principal executive offices)

Registrant’s telephone number, including area code (314) 530-9071

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 504 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-25 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 30, 2025, Verde Renewables, Inc., a wholly owned subsidiary of the Company, entered into a Memorandum of Understanding (MOU) with Ergon Asphalt & Emulsion, Inc. (“Ergon”), outlining the principal terms and conditions under which the Company intends to grant to Ergon an exclusive, royalty-bearing, non-transferable license to use, manufacture, commercialize, market, sell, and distribute the Company's proprietary and innovative technologies for road construction applications, including the Company’s stabilization enzyme, TerraZyme, and proprietary emulsifying agent V24 (collectively, the “Verde Technologies”) within the United States. Pursuant to the license, Ergon intends to purchase exclusively from the Company its proprietary and innovative products necessary to implement the Verde Technologies (the “Verde Products”). Pricing, specifications, and delivery terms for the Verde Products shall be set forth in the License Agreement to be negotiated between the parties in good faith following execution of the MOU.

In consideration of the exclusive license, Ergon shall pay to the Company an annual, non-refundable license fee (the “License Fee”), with the first payment due within thirty (30) days of the effective date of the License Agreement (the “Effective Date”), and each subsequent payment due on the anniversary of the Effective Date thereafter. The parties agree to negotiate in good faith the License Fee amount, which will be set forth in the License Agreement.

Ergon also shall pay to the Company ongoing royalties based on the quantity of final product manufactured, sold, distributed, or otherwise commercialized by Ergon using the Verde Technologies (the “Final Products”). The royalties shall be calculated on a per gallon basis, and shall be paid within thirty (30) days following the end of each calendar quarter. The parties agree to negotiate in good faith the royalty rates and reporting requirements, which will be set forth in the License Agreement.

The term of the exclusive license shall be for an initial period of five (5) years, with an option to renew for subsequent five (5) years periods.

This MOU reflects the mutual commitment of the parties to negotiate in good faith and execute a License Agreement within ninety (90) days from the date of the MOU.

Item 9.01 Financial Statements and Exhibits

The Memorandum of Understanding is attached hereto as Exhibit 10.1.

10.1	Memorandum of Understanding between Verde Renewables, Inc. and Ergon Asphalt & Emulsions, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDE RESOURCES, INC.

/s/ Jack Wong
Jack Wong
Chief Executive Officer

Date:	June 3, 2025

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